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                                                                    EXHIBIT 32.1

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Maxicare Health Plans, Inc. (the "Company") on Form 10-K for the year ended December 31, 2003 (the "Report"), I, Paul R. Dupee, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 12, 2004                             /s/ PAUL R. DUPEE, JR
                                       --------------------------------
                                              Paul R. Dupee, Jr.
                                          Chief Executive Officer